Exhibit 3.1

ARTICLES OF INCORPORATION

OF

ESSA BANCORP, INC.

ARTICLE I

NAME

The name of the corporation is ESSA Bancorp, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

REGISTERED OFFICE

The address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is 200 Palmer Street, Stroudsburg, Monroe County, Pennsylvania 18360.

ARTICLE III

NATURE OF BUSINESS

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania (the “BCL”). The Corporation is incorporated under the provisions of the BCL.

ARTICLE IV

CAPITAL STOCK

A. AUTHORIZED AMOUNT. The total number of shares of capital stock which the Corporation has authority to issue is 50,000,000, of which 10,000,000 shall be serial preferred stock, par value $0.01 per share (hereinafter the “Preferred Stock”), and 40,000,000 shall be common stock, par value $0.01 per share (hereinafter the “Common Stock”). Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of shareholders. The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor.

B. COMMON STOCK. Except as provided in this Article IV (or in any resolution or resolutions adopted by the Board of Directors pursuant hereto), the exclusive voting power of the Corporation shall be vested in the Common Stock, with each holder thereof, subject to C below, being entitled to one vote for each share of such Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any class of stock having preference over the Common Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after the holders of any class of stock having preference over the Common Stock have been paid in full any sums to which they may be entitled.

C. LIMITATION ON VOTING BY HOLDERS OF THE COMMON STOCK.

1. Notwithstanding any other provision of this Articles of Incorporation or the bylaws of the Corporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of stockholders entitled to vote on any matter, beneficially owns in excess of 10% of the then–outstanding shares of Common Stock (the “Limit”), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast subject to this Section C of this Article IV, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

2. The following definitions shall apply to this Section C of this Article IV:

(a)	“Affiliate” shall have the meaning ascribed to it in Rule 12b–2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation.

(b)	“Beneficial ownership” shall be determined pursuant to Rule 13d–3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d–3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d–3 as in effect on the date of filing of this Articles of Incorporation; provided, however, that a person shall, in any event, also be deemed the “beneficial owner” of any Common Stock:

(i)	which such person or any of its Affiliates beneficially owns, directly or indirectly; or

(ii)

which such person or any of its Affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such Affiliate is otherwise deemed the beneficial owner); or

(iii)	which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation;

and provided further, however, that (1) no Director or Officer of this Corporation (or any Affiliate of any such Director or Officer) shall, solely by reason of any or all of such Directors or Officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by another such Director or Officer (or any Affiliate thereof), and (2) neither any employee stock ownership plan or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any Affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage of beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

(c)	A “person” shall mean any individual, firm, corporation, or other entity.

3. The Board of Directors shall have the power to construe and apply the provisions of this Section C of Article IV and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an Affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of this section to the given facts, or (v) any other matter relating to the applicability or effect of this Section C of Article IV.

4. The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii)

any other factual matter relating to the applicability or effect of this Section C of Article IV as may reasonably be requested of such person.

5. Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section C of Article IV in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its stockholders.

6. In the event any provision (or portion thereof) of this Section C of Article IV shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section C of Article IV shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that such remaining provision (or portion thereof) of this section remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

D. AUTHORITY OF BOARD TO FIX TERMS OF PREFERRED STOCK. The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into series and to fix by resolution full, limited, multiple or fractional, or no voting rights, and such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights of the Preferred Stock or any series thereof that may be desired.

E. PREEMPTIVE RIGHTS. Except as may be provided in a resolution or resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, no holder of shares of capital stock of the Corporation as such shall have any preemptive or preferential right to purchase or subscribe to any part of any new or additional issue of capital stock of any class whatsoever of the Corporation, or of securities convertible into capital stock of any class whatsoever, whether now or hereafter authorized or issued.

ARTICLE V

INCORPORATOR

The name and mailing address of the sole incorporator is as follows:

Name	Address
John J. Gorman	5335 Wisconsin Ave, N.W. Suite 400 Washington, DC 20015

ARTICLE VI

DIRECTORS

A. DIRECTORS AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. Except as otherwise increased from time to time by the exercise of the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors of the Corporation shall be determined in accordance with the Corporation’s Bylaws. In addition to the powers and authority expressly conferred upon them by statute or by these Articles of Incorporation or the Bylaws of the Corporation, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. CLASSIFICATION AND TERMS. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders, the term of office of the second class to expire at the annual meeting of stockholders one year thereafter and the term of office of the third class to expire at the annual meeting of stockholders two years thereafter. At each annual meeting of stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

C. NO CUMULATIVE VOTING. Shareholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

D. VACANCIES. Except as otherwise fixed pursuant to the provisions of Article IV hereof relating to the right to elect directors by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, shall be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall serve until the term of the class to which he was appointed shall expire and until his successor is elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.

E. REMOVAL. Except as otherwise required by law, and subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office by shareholders only for cause and only upon the affirmative vote of not less than sixty percent (60%) of the total votes eligible to be cast by shareholders at a duly constituted meeting of shareholders called expressly for such purpose (after giving effect to the provisions of Article IV.C of these Articles of Incorporation). Cause for removal shall exist only if the director whose removal is proposed has been either declared of unsound mind by an order of a court of competent jurisdiction, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director’s duties to the Corporation.

ARTICLE VII

MEETINGS OF SHAREHOLDERS; ACTION WITHOUT A MEETING

A. SPECIAL MEETINGS OF SHAREHOLDERS. Except as otherwise required by law, and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of shareholders may be called only by the Board of Directors of the Corporation pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office.

B. ACTION WITHOUT A MEETING. An action permitted to be taken by the shareholders of the Corporation at a meeting of shareholders may be taken without a meeting only if a unanimous written consent setting forth the action so taken is signed by all shareholders who would be entitled to vote at a meeting for such purpose and such consent is filed with the Secretary of the Corporation as part of the corporate records.

C. ADVANCE NOTICE OF BUSINESS. Advance notice of shareholder nominations for the election of Directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

D. QUORUM. Except as otherwise provided by law, the presence, in person or by proxy, of holders of a majority of the shares of capital stock of the Corporation entitled to vote at the meeting (after giving effect to the provisions of Article IV.C of these Articles of Incorporation) shall constitute a quorum at all meetings of the stockholders (unless or except to the extent that the presence of a larger number may be required by law), and every reference in this Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock (after giving effect to the provisions of Article IV.C of these Articles of Incorporation).

ARTICLE VIII

LIABILITY OF DIRECTORS AND OFFICERS

A director shall not be personally liable for monetary damages for any action taken unless the director has breached or failed to perform the duties of his office under the BCL and the breach of failure to perform constitutes self-dealing, willful misconduct or recklessness. In addition to the foregoing, the personal liability of the directors and officers of the Corporation for monetary damages for conduct in their capacities as such shall be eliminated to the fullest extent permitted by the BCL as it exists on the effective date of these Articles of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article VIII, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article

VIII, shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act occurring prior to such amendment, modification, repeal or adoption.

ARTICLE IX

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

A. ARTICLES OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon shareholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of these Articles of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and, to the extent required by applicable law, thereafter is approved by the holders of a majority (except as provided below) of the shares of the Corporation entitled to vote generally in an election of directors (after giving effect to the provisions of Article IV.C of these Articles of Incorporation), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding the foregoing, and in addition to the approval by the affirmative vote of a majority of the directors then in office, an amendment to the following provisions of these Articles of Incorporation shall require the affirmative vote of eighty percent (80%) of the shares of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article IV.C of these Articles of Incorporation), voting together as a single class: Article IV.C, IV.D and IV.E; Article VI; Article VII; Article VIII; and Article IX.

B. BYLAWS. The Board of Directors, to the extent not prohibited by law, or the shareholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the shareholders shall require the affirmative vote of at least a eighty percent (80%) of the shares of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article IV.C of these Articles of Incorporation), as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.

THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the Business Corporation Law of 1988, as amended, of the Commonwealth of Pennsylvania through these Articles of Incorporation, has caused these Articles of Incorporation to be signed and who hereby declares and certifies that the facts herein stated are true and who has hereunto set his hand this 28th day of November, 2006.

/s/John J. Gorman
John J. Gorman
Incorporator